UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 3, 2021 (October 28, 2021)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2021, Laureate Education, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Securityholders Agreement, dated as of February 6, 2017, among Wengen Alberta, Limited Partnership (“Wengen”), the Company and the other parties thereto (the “Securityholders Agreement”).

The Amendment provides, among other matters, that for so long as either Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”) or Cohen Private Ventures, LLC (together with its affiliates, “CPV”) holds at least 8,035,713 shares of Company common stock, KKR and CPV collectively (or one of them if the other has lost its director designation right under the Securityholders Agreement) will have the right to nominate one additional director (the “Third Director”) who will initially be Ian K. Snow, and who may be removed or replaced at any time without cause by KKR and CPV (or one of them if the other has lost its existing director designation right under the Securityholders Agreement). In the event that KKR and CPV each ceases to be the beneficial owner of at least 8,035,713 shares of Company common stock, then the Third Director must offer his resignation as a director to the Company’s Board of Directors, and KKR and CPV thereafter will no longer be entitled to designate a Third Director. In addition, irrespective of their actual holdings, the right to designate a Third Director, as well as the existing Company director designation rights of KKR, CPV and Sterling Capital Partners II, L.P., Sterling Capital Partners III, L.P., SP L Affiliate, LLC, Douglas L. Becker, Steven M. Taslitz and their respective affiliates under the Securityholders Agreement, will expire on December 31, 2024.

Also, in the Amendment Wengen and the Wengen investors agree that, as between them and the Company, Wengen and such investors will be responsible for the payment of any taxes and any related fees, costs and expenses attributable to a direct or indirect transfer of Company common stock and that Wengen and the Wengen investors will, at the time of any such transfer, pay to, or as directed by, the Company or Wengen (and the Company and Wengen have the right to withhold from any amounts distributable to Wengen or the Wengen investors) the amount of any taxes payable in Peru with respect to such transfer and any related costs, fees and expenses incurred by the Company, any of the Company’s subsidiaries or Wengen. Wengen will pay any amounts it so receives from the Wengen investors to the Company, and the Company will use any amounts it so receives from Wengen and the Wengen investors (and any amounts so withheld) to pay any taxes payable in Peru and its related costs, fees and expenses.

Item 8.01	Other Events.

Also on October 28, 2021, certain investors in Wengen elected to have their interests in Wengen redeemed in exchange for delivery by Wengen to such investors of the number of shares of Company common stock corresponding to the Wengen interests so redeemed.

Because the Company Class B common stock outstanding after giving effect to the redemption represented less than 15% of the total outstanding Class A common stock and Company Class B common stock, pursuant to the Company’s certificate of incorporation each share of Company Class A common stock and each share of Company Class B common stock automatically converted into one share of common stock of the Company, effective October 29, 2021. Following the conversion, the Company has only one class of common stock outstanding, and the Company no longer qualifies for the “controlled company” exemption under the Nasdaq rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: November 3, 2021